SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2022

KeyStar Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-56290	85-0738656
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9620 Las Vegas Blvd. S STE E4-98 Las Vegas, NV	89123
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (702) 800-2511

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01Entry into a Material Definitive Agreement.

The disclosures set forth in Items 2.03 and 5.02 are incorporated by reference into this Item 1.01.

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 22August 16, 2022, KeyStar Corp., a Nevada corporation (the “Company,” “we” or “our”), entered into an Amended and Restated Discretionary Non-Revolving Line Of Credit Demand Note with Excel Family Partners, LLLP, a Florida limited liability limited partnership (“Excel”) in the principal amount of not more than $2,000,000 (the “Note”). The Note amends and restates that certain Discretionary Non-Revolving Line Of Credit Demand Note between us and Excel entered into on February 22, 2022 in the principal amount of not more than $250,000 (the “Previous Note”). Excel is controlled by Mr. Bruce Cassidy, our Secretary and a member of our board of directors (the “Board”).

The Note does not constitute a committed line of credit. Loans under the Note are made by Excel in its sole and absolute discretion. Upon repayment of any amount of principal or interest under the Note, the Company may not reborrow under the Note. As of the date of this Current Report on Form 8-K, the aggregate outstanding principal balance of all loans under the Previous Note, which are now outstanding under the Note, is $167,578.59.

The aggregate outstanding principal balance of the loans under the Note bear interest at a fixed rate per annum equal to 5.0% (“Fixed Rate”). Beginning on March 1, 2023, and continuing on the first day of each month thereafter to the date on which Excel demands payment of the Note, the Company will pay to Excel interest, in arrears, on the aggregate outstanding principal balance of the Note at the Fixed Rate.

Notwithstanding the above, outstanding principal and accrued and unpaid interest are due and payable upon demand. We have the right to prepay the Note, in whole or in part, at any time; provided, however, the Company must (i) provide Excel prior written notice of the Company’s intention to make such prepayment; and (ii) pay to Excel all interest accrued on the outstanding principal balance of the Note to the date of such prepayment.

If the Company (i) fails to comply with any provision under the Note, including, but not limited to, failing to immediately pay all amounts due to Excel after demand thereof is made, or (ii) becomes subject to certain bankruptcy or insolvency events, at the option of Excel, the unpaid principal amount of the Note, accrued interest thereon, any fees or any other sums payable thereunder will thereafter until paid in full bear interest at a rate per annum equal to the Fixed Rate plus 2.00%.

The foregoing summary of the Note is qualified in its entirety by reference to the full text of the Note which is attached hereto as Exhibit 10.1, and incorporated herein by reference. You are urged to read said exhibit attached hereto in its entirety.

Item 3.02Unregistered Sales of Equity Securities.

The disclosures set forth in Item 5.02 are incorporated by reference into this Item 3.02.

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 16, 2022, the Company and John Linss (“Linss”), our Chief Executive Officer and President, entered into an Amendment to Employment Agreement (the “Amendment”) of Linss’ Employment Agreement entered into by Linss and us on June 14, 2022 (the “Linss Employment Agreement”).

Pursuant to the Amendment, Section 3(b) of the Linss Employment Agreement relating to a stock purchase agreement to purchase and finance 2,980,000 shares of our common stock was deleted and replaced with a grant of 2,980,000 restricted shares of our common stock (the “Restricted Shares”) pursuant to a Restricted Stock Award Agreement dated August 16, 2022 (the “Award Agreement”). Under the Award Agreement, the Restricted Shares are subject to a repurchase option by the Company until the shares vest. Provided Linss remains in continuous service with us or an affiliate, whether as an employee, consultant or member of the Board, through the vesting date, the Restricted Shares will vest upon the earlier of: (a) August 16, 2025; and (b) the occurrence of: (1) our common stock is listed for public trading on the Nasdaq Stock Market, the New York Stock Exchange or the NYSE American (an “Uplisting”); (2) a (i) sale of all or substantially all of our assets other than to an affiliated entity; (ii) merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, limited liability company or other entity other than an affiliated entity; or (iii) consummation of a transaction, or series of related transactions, in which any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act of 1934) who did not before such transaction, or series of transactions, own more than 50% of our then outstanding voting securities becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act of 1934), directly or indirectly, of more than 50% of our then outstanding voting securities; (3) the termination of Linss’ continuous service on account of death or disability; (4) an involuntary termination of employment by the us other than for cause; or (5) Linss’ voluntary termination of employment for good reason.

Pursuant to the Amendment, Section 3(c) of the Linss Employment Agreement relating to an annual bonus was amended to add that provided Linss is employed by us as of December 31, 2022, the annual bonus will be an amount no less than $425,000, which will be paid by January 31, 2023.

Pursuant to the Amendment, Section 3(f) of the Linss Employment Agreement relating to payment of a bonus upon an Uplisting was amended to reduce the bonus amount to be paid upon an Uplisting from $1,700,000 to $300,000.

The offer, sale and issuance of the Restricted Shares were deemed to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering. Linss is acquiring the Restricted Shares for investment only and not with a view to or for sale in connection with any distribution thereof and he represented to us that he could bear the risks of the investment and could hold the securities for an indefinite period of time, and appropriate legends were, or will be, affixed to the Restricted Shares upon issuance thereof. Linss represented to us that he is an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act.

The foregoing summary of the Amendment and the Award Agreement are qualified in their entirety by reference to the full text of the Amendment and the Award Agreement which are attached hereto as Exhibits 10.2 and 10.3, respectively, and incorporated herein by reference. You are urged to read said exhibit attached hereto in its entirety.

Item 9.01Financial Statements and Exhibits

Exhibit No.	Description
10.1	Amended and Restated Discretionary Non-Revolving Line Of Credit Demand Note dated August 16, 2022 made by KeyStar Corp.
10.2	Amendment to Employment Agreement between KeyStar Corp. and John Linss, dated August 16, 2022.
10.3	Restricted Stock Award Agreement between KeyStar Corp. and John Linss, dated August 16, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2022	KEYSTAR CORP.

By: /s/ Anthony J. Fidaleo
Anthony J. Fidaleo
Chief Financial Officer